                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of National City Bancorporation for the registration of 1,000,000 shares of its Common Stock and to the incorporation by reference therein of our report dated January 15, 1999, with respect to the consolidated financial statements and schedules of National City Bancorporation included in its Form 10-K/A for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



Minneapolis, Minnesota
December 30, 1999